                                  EXHIBIT 4(c)

                                AMENDMENT TO THE
             POTTERS SAVINGS AND LOAN 401(k) RETIREMENT SAVINGS PLAN

This Amendment is hereby made effective January 1, 1999 by and between First Bankers Trust, hereinafter referred to as the "Trustees" and The Potters Savings and Loan Company, hereinafter referred to as the "Employer".

EMPLOYER INFORMATION
--------------------

B1       Name of Employer           Potters Bank

Articles VI, Section 6.4(b):
----------------------------

D6       VESTING OF PARTICIPANT'S INTEREST  (Plan Section 6.4(b))

         The vesting schedule, based on number of Years of Service, shall be as follows:

         d.       (X)      0 year           0%
                           1 years          20%
                           2 years          40%
                           3 years          60%
                           4 years          80%
                           5 years          100%

Signed in the presence of:

                                            Potters Bank


/s/ Stephen A. Beadnell                     /s/ Edward L. Baumgardner
------------------------------------        -------------------------
(SIGNATURE OF WITNESS)                      (SIGNATURE OF EMPLOYER)


/s/ Deborah J. Staff                        /s/ Carmen Walch, Trust Officer
------------------------------------        -------------------------------
(SIGNATURE OF WITNESS)                      (SIGNATURE OF TRUSTEE)

May 3, 1999 (date signed)
-----------

                                      -6-